Exhibit 10.2

[Power Integrations, Inc. Letterhead]

July 6, 2006

Mr. Rafael Torres

Re: Amendment to Employment Terms

Dear Rafael:

This letter (the “Amendment”) is intended to amend the offer letter agreement you entered into with Power Integrations, Inc. (the “Company”) on June 30, 2006 (the “Offer Letter Agreement”).

Specifically, we agree to the following:

•	You will begin your employment with the Company on July 19, 2006 (the “Start Date”), and you shall be the Principal Financial and Accounting Officer of the Company effective as of that date.

•	Your duties as Principal Financial and Accounting Officer will include the timely and proper certification of the Company’s 10-K SEC filing applicable to 2005, as well as the timely and proper certification of the Company’s 10-Q SEC filings applicable to Q1 2006 and Q2 2006.

•	You agree that between the date you sign this letter agreement and the Start Date, you will utilize your best efforts to review and analyze all Company information necessary for you to be fully prepared to immediately execute your duties as Principal Financial and Accounting Officer beginning on the Start Date.

•	On the Start Date, the Company will advance to you an initial bonus (the “Initial Bonus”) of $50,000, less applicable withholdings and deductions. You will earn the bonus when you have successfully completed six months of employment with the Company. If you resign or are terminated for cause before completing six months of service, you agree to repay the Company the gross amount of the Initial Bonus, and authorize the Company to deduct from any final salary, vacation, expense reimbursement or other amounts payable to you the Initial Bonus, to the fullest extent allowed by law.

Except as expressly modified by this Amendment, all of the terms of the Offer Letter Agreement shall remain in full force and effect. The terms in this Amendment supersede any other agreements or promises made to you by anyone concerning the terms set forth herein. This Amendment cannot be changed except in a written agreement signed by you and a duly authorized officer of the Company.

If this Amendment is acceptable to you, please sign it and return to me as soon as possible.

Sincerely,

/s/ Balu Balakrishnan
Balu Balakrishnan
President and CEO

Accepted:

/s/ Rafael Torres	7-10-06
Rafael Torres	Date

Confidential